Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-3 No. 333-33604) of iGATE Corporation,
2.	Registration Statement (Form S-3 No. 333-37770) of iGATE Corporation,
3.	Registration Statement (Form S-3 No. 333-73365) of iGATE Corporation,
4.	Registration Statement (Form S-3 No. 333-58217) of iGATE Corporation,
5.	Registration Statement (Form S-8 No. 333-20033) pertaining to the Mastech Corporation 1996 Stock Incentive Plan of iGATE Corporation,
6.	Registration Statement (Form S-3 No. 333-71057) pertaining to the Mastech Corporation Amended and Restated 1996 Stock Incentive Plan of iGATE Corporation, and
7.	Registration Statement (Form S-3 No. 333-134689) pertaining to the iGATE Corporation 2006 Stock Incentive Plan of iGATE Corporation;

of our reports dated February 23, 2009, with respect to the 2008 consolidated financial statements of iGATE Corporation, included herein and the effectiveness of internal control over financial reporting of iGATE Corporation, included in this Annual Report (Form 10-K) of iGATE Corporation for the year ended December 31, 2008.

/s/ Ernst & Young

New Delhi, India

February 23, 2009